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                                     [LOGO]

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 23, 1996

    The undersigned hereby appoints Paul D. Finkelstein, and Myron Kunin, and each of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Regis Corporation (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 23, 1996, and at any and all adjournments thereof.

1. Approve the issuance of up to 4,920,590 shares of the Company's common stock, $.05 par value per share, in connection with the proposed merger of RGIS Merger Corp., a wholly-owned subsidiary of the Company ("Merger Sub"), with and into Supercuts, Inc. ("Supercuts") pursuant to an Agreement and Plan of Merger dated July 14, 1996, as amended, by and among the Company, Merger Sub and Supercuts.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

2.  Adjournment of the meeting if necessary to solicit additional proxies.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

3. In their discretion, on such other matters as may properly come before the meeting.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)
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    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR the proposals in paragraphs 1, and 2.

                                                 Dated                    , 1996
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                                                   (Signature of Shareholders)

                                                 -------------------------------
                                                   (Signature of Shareholders)

                                                 Where stock is registered
                                                 jointly in the names of two or
                                                 more persons ALL should sign.
                                                 Signature(s) should correspond
                                                 exactly with the name(s) as
                                                 shown above. Please sign and
                                                 date and return promptly in the
                                                 enclosed envelope. No postage
                                                 need be affixed if mailed in
                                                 the United States.